B Y L A W S

                              OF

                  EL CHICO RESTAURANTS, INC.




                          ARTICLE I.

                            OFFICE

     1.01 The principal place of business of the Corporation shall be at 12200 Stemmons, Suite 100, Dallas, Texas 75234 where its registered office shall also be located. (as amended 5-3-83) (as amended 6-13-85)

                         ARTICLE II.

     2.01 All meetings of the shareholders shall be held at the registered office of the Corporation, or at such other place as may be designated by the Board of Directors prior to issuance of notice of the meeting.

     2.02 An annual meeting of the shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. (as amended 8-31-76) (as amended 2-5-82) (as amended 12-22-83) (as amended 6-14-84) (as amended 12-8-92) (as amended 02-09-95)

     2.03 A special meeting of the shareholders may be called at any time by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting. (as amended 02-09-95)

     2.04 Except as otherwise provided by law, written or printed notice stating the place, day and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. (as amended
02-09-95)

     2.05 The holders of a majority of shares outstanding, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as may be otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.06 When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the outstanding shares, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question be one upon which, be express provision of the statutes, a different vote is required, in which case such express provision shall control.

     2.07 Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, and in the election of directors shall be entitled to one vote for one candidate for each directorship to be filled, cumulative voting not being permitted. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly author-ized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable, unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

     2.08 At each meeting of the shareholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, the President, shall act as Chairman. The order of business at each such meeting shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

     At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the annual meeting (a) by or at the discretion of the Chairman of the meeting or (b) by any shareholder who complies with the procedures set forth in this Section.

     For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the date one year from the date of the immediately proceeding annual meeting. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual meting except in accordance with procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.08, a shareholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. (02-09-95)


                         ARTICLE III.

                          DIRECTORS

     3.01 The business and affairs of the Corporation shall be managed by a Board of seven (7) Directors. The exact number of Directors shall be set from time to time by a resolution of the Board of Directors at any meeting. Any decrease shall, however, not have the effect of shortening the term of any incumbent Director, and the number of Directors shall never be less than three (3). Directors need not be residents of the State of Texas or shareholders of the Corporation. They shall be elected at the Annual Meeting of Shareholders, and each Director shall be elected to serve until his successor shall have been elected and qualified, or he or she shall have been removed from office. At any meeting of Shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed but only with cause (as defined below), by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.
    (as amended 8-15-72) (as amended 12-5-77) (as amended 1-8-79) (as amended 4-30-79) (as amended 2-29-80) (as amended 5-3-83) (as amended 6-14-84) (as amended 5-28-91) (as amended 2-27-92) (as amended 7-1-92) (as amended 12-8-92) (as amended 6-17-97)

     "Cause" means any of the following grounds:

          (a) the commission of any act of fraud on the part of a Director resulting or intending to result in personal gain or enrichment at the expense of the Corporation;

          (b) misappropriation, embezzlement, theft or willful and material damage of or to any asset of the Corporation or the use of the Corporation's funds or assets by a Director for any illegal purpose;

          (c) the commission of any criminal or illegal act on the part of a Director that materially and adversely, whether directly or indirectly, affects the name or good-will of the Corporation; or

          (d) a good faith determination by the Board of Directors of the Corporation that the Director has committed an act of gross negligence or willful misconduct that has or is reasonably expected to have a material adverse effect on the business or affairs of the Corporation.

     3.02 Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

     3.03 A majority of the number of Directors shall constitute a quorum for the transaction of business. The act of the majority of Directors present at the meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law.

     3.04 Directors, as such, shall not receive any stated salary for their services, but for attendance at meetings may be paid such compensation as the Board of Directors shall from time to time deem proper. Nothing contained in these bylaws shall preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.05 The Board of Directors, by resolution adopted by a majority of the Directors, may designate two (2) or more Directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except where action of the Board of Directors is specified by statute or other applicable law. The Board of Directors may also at any time, for any reason, by resolution adopted by a majority of the Directors, remove any member or members of such committee. The Board of Directors by resolution adopted by a majority of the Directors may appoint ex officio members to serve on the executive committee which members shall participate in the meetings of the committee, but shall not be entitled to vote on any action regarding the business and affairs of the Corporation. (as amended 6-23-69) (as amended 9-5-85)

     3.06 Such other committees as may be deemed necessary may also be elected or appointed by the Board of Directors or chosen in such other manner as the Board of Directors may by resolution prescribe.

     3.07 Nominations of persons for election to the Board of Directors may be made by the Board of Directors, by a Nominating Committee established by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors. Any shareholder of the Corporation entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice is received by the Board of Directors of such shareholder's intent to make such nomination not later than (a) with respect to any annual meeting of shareholders, not less than 90 days prior to the date one year from the date of the immediately proceeding annual meeting or (b) with respect to any special meeting at which the election of Directors is to be held, seven days after the date that the notice of the special meeting is mailed, or otherwise given. Each written notice delivered to the Board of Directors by the shareholder shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the written consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in full compliance with the foregoing procedure. (02-09-95)


                         ARTICLE IV.

              MEETINGS OF THE BOARD OF DIRECTORS

     4.01 The first meeting of each newly elected Board of Directors shall be held at the same place as the meeting of shareholders at which such Directors were elected, immediately following the holding of such meeting of shareholders, unless a different time and place be fixed by the shareholders at such meeting. No notice of such meeting of Directors shall be necessary to the newly elected Directors in order legally to constitute the meeting if a quorum be present.

     4.02 In addition to the meeting mentioned in Section 4.01, there shall be held such regular meetings (if any) of the Board of Directors as the Board of Directors shall from time to time deter-mine. The place, day and hour of all such meetings shall be as determined by the Board of Directors, and notice thereof shall be given in like manner as provided in
  Section 4.03.

     4.03 Special meetings of the Board of Directors may be called by the President (or by the Chairman of the Board of Directors if the Board create such office), and shall be called by the President or Secretary on written request of two (2) Directors. In either such event the meeting shall be held at the Corporation's registered office, unless a different place for the holding thereof shall have previously been fixed by the Board of Directors, in which event such meeting shall be held there. Notice stating place, day and hour of the meeting shall be delivered to each Director not less than one (1) day before the date of the meeting, either personally, by mail or by telegram, by or at the direction of the officer or Directors calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Director at his address as it appears on the records of the Corporation with postage thereon prepaid. If by telegram, it shall be deemed to be delivered when the message is filed in a telegraph office addressed to the Directors at his address as aforesaid with cost of transmission prepaid. (as amended 5-19-70)

     4.04 Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or in any waiver of notice of such meeting.

     4.05 Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director who attends the meeting objects to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                          ARTICLE V.

                      WAIVERS OF NOTICE

     5.01 Whenever any notice is required by statute or these bylaws to be given to any shareholder or Director, the waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.


                         ARTICLE VI.

                           OFFICERS

     6.01 The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Secretary, a Treasurer, and such other officers (the "Other Officers") as the Board of Directors may appoint from time to time. The Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary and Treasurer shall each be elected by the newly elected Board of Directors at its first meeting or at any other time the Board may deem appropriate. The Board of Directors may delegate to the Chief Executive Officer the power to select, choose and elect any or all of the Other Officers and to prescribe their respective duties, powers and compensation (other than compensation under an employee benefit plan that specifically requires approval by the Board of Directors or any committee thereof). The Other Officers, if any, shall be elected (i) if the Board of Directors has delegated such responsibility to the Chief Executive Officer, by the Chief Executive Officer at any time or times he deems appropriate or (ii) in the absence of such delegation, by the newly elected Board of Directors at its first meeting or at any other time the Board may deem appropriate. No officers, except the President, need be Directors, and any two (2) or more officers, except the offices of President and Secretary, may be held by the same person. (as amended 5-3-83) (as amended 12-5-85) (as amended 6-20-96)

     6.02 Officers of the Corporation, upon election, shall hold office until their successors shall have been elected and qualify, or until such officers shall have been removed from office. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the Corporation will be served thereby.

     6.03 The salaries of all officers and agents, other than ordinary employees, shall be fixed by the Board of Directors.

     6.04 The President shall have general management of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect. (as amended 5-3-83)

     6.05 The Vice President shall be an assistant to the President and have such other authority and duties as the President may delegate and as may not be inconsistent with those from time to time prescribed by the Board of Directors. In event of the President's absence or disability, he shall act in the President's stead with the same authority that the latter would have had.

     6.06 The Secretary shall attend all meetings of the Board of Directors and shareholders and record in a book to be kept for that purpose all votes and the minutes of all proceedings. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature. He shall likewise have custody of the stock transfer books.

     6.07 An Assistant Secretary, if any, shall, in event of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors shall prescribe.

     6.08 The Treasurer shall have the custody of the corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of receipts and disbursements and shall deposit all money, checks and orders for the payment of money payable to the Corporation, in its name and to its credit in such depository or depositories as may be designated by the Board of Directors. Subject to the provisions of Section 9.01, he shall disburse the funds of the Corporation as may be ordered by the Board, with proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     6.09 If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form and sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     6.10 An Assistant Treasurer, if any, shall, in event of the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and perform such other duties and have such other powers as the Board of Directors shall prescribe.

     6.11 The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board of Directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this Corporation.

     6.12 Any two of the following four officers: the Chief Executive Officer, the Chief Financial Officer, the Treasurer, or the General Counsel, shall have the power to act for the Company to incur liabilities, to issue the Company's notes bonds and other obligations by mortgage or pledge of all or any of the Company's property, and to borrow money, at rates of interest not to exceed prime plus two percent. The stated amount of funds borrowed under the section shall not exceed sixteen million dollars. (adopted 6-13-85) (as amended 9-8-87) (as amended 4-5-88) (as amended 9-23-91) (as amended 7-21-93) (as amended 7-20-94) (as amended 12-21-94)


                         ARTICLE VII.

                      BOOKS AND RECORDS

     7.01 Correct and complete books and records of accounts, as well as minutes of the proceedings of the Corporation's Shareholders and Board of Directors, shall be kept at its registered office, along with a record of its Shareholders, giving the names and addresses of all shareholders and the number of shares held by each.

     7.02 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, however, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     7.03 The office or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.


                        ARTICLE VIII.

               RESPECTING CERTIFICATES OF STOCK
                     AND TRANSFER THEREOF

     8.01 The certificates of stock of the Corporation shall be numbered and shall be entered in the proper books of the corporation as they are issued. They shall set forth the owner's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation. Signing may be accomplished manually or, when permitted by law, by facsimile signature, as determined by the Board of Directors. (as amended 11-6-91)

     8.02 Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     8.03 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise provided by the laws of Texas.

     8.04 The Board of Directors may direct a new certificate to be issued in lieu of any theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of the fact, by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require or give the Corporation a bond in such sum and form, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or may require both such conditions.


                         ARTICLE IX.

                            CHECKS

     9.01 All checks, drafts or orders for the payment of money and all promissory notes issued by the Corporation shall be signed by such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate, and in addition, the Board may likewise authorize an officer of the Corporation, in turn, to designate and authorize other officers or employees to write checks, drafts or orders for the payment of money, in the name and on behalf of the Corporation. Signing may be accomplished manually or by facsimile signature, as determined by the Board of Directors.


                          ARTICLE X.

                             SEAL

     10.01 The corporate seal shall have inscribed thereon the name of the Corporation, and be in form as shown by the impression thereof on the margin opposite this paragraph.


                         ARTICLE XI.

          INDEMNIFICATION OF DIRECTORS AND OFFICERS

     11.01 Indemnification of Directors. The Corporation shall indemnify a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a Director against any judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined, in the manner described below, that the person (1) conducted himself in good faith, (2) reasonably believed, in the case of conduct in his official capacity as Director of the Corporation, that his conduct was in the Corporation's best interests, and in all other cases, that his conduct was at least not opposed to the Corporation's best interests and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the proceeding was brought by or on behalf of the Corporation, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding; and provided further that a Director may not be indemnified for obligations resulting from a proceeding (1) in which such Director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such Director's official capacity, or (2) in which the Director is found liable to the Corporation. The determinations required above that the person has satisfied the prescribed conduct and belief standards must be made (1) by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the proceeding, (2) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding, (3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in clause (1) or (2) of this sentence, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors, or (4) by the shareholders in a vote that excludes the shares held by Directors who are named defendants or respondents in the proceeding. The determination as to reasonableness of expenses must be made in the same manner as the determination that the person has satisfied the prescribed conduct and belief standards, except that if the determination that the person has satisfied the prescribe conduct and belief standards is made by special legal counsel, the determination as to reasonableness of expenses must be made by the Board of Directors or a committee of the Board by vote as set forth in clause (1) or (2) of the immediately preceding sentence or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors. The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements for indemnification set forth above. Notwithstanding any other provision of these bylaws, the Corporation shall pay or reimburse expenses incurred by a Director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     11.02     Advancement of Expenses to Directors.   Reasonable expenses
  incurred by a Director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding after (1) the Corporation receives (a) a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 1 or this Article and (b) a written undertaking by or on behalf of such Director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements, and (2) a determination that the facts then known to those making the determination would not preclude indemnification under Section
  1 of this Article. The written undertaking described in the immediately preceding sentence to repay the amount paid or reimbursed to the Director by the Corporation must be an unlimited general obligation of the Director but need not be secured and it may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payment under this Section 2 must be made in the manner specified in Section 1 of this Article for the determination that the person has satisfied the conduct and belief standards.

     11.03 Officers. The Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that it is required to indemnify and advance expenses to Directors under these bylaws or by statute. In addition, the Corporation may indemnify and advance expenses to an officer of the Corporation to such further extent, consistent with law, as may be provided by the Restated Articles of Incorporation, these bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

     11.04     Others.   The Corporation may indemnify and advance expenses
  to an employee or agent of the Corporation to the same extent that it is required to indemnify and advance expenses to Directors under these bylaws or by Statute. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is required to indemnify and advance expenses to Directors under this Article or by statute. The Corporation may indemnify and advance expenses to an employee, agent or other person serving at the request of the Corporation (as described above in this Section 4) who is not a Director to such further extent, consistent with law, as may be provided by the Restated Articles of Incorporation, these bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

     11.05     Insurance.     The Corporation may purchase and maintain
  insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under these bylaws or by statute.

     11.06 Report to Shareholders. Any indemnification of or advance of expenses to a Director in accordance with this Article or the provisions of any statute shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     11.07     Entitlement.   These indemnification provisions shall inure
  to each of the Directors, officers, employees and agents of the Corporation, and other persons serving at the request of the Corporation (as provided in this Article), whether or not the claim asserted against him is based on matters that antedate the adoption of this Article, and in the event of his death shall extend to his legal representatives; but such rights shall not be exclusive of any other rights to which he may be entitled. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Director, officer, employee or agent who serves in such capacity at any time while these bylaws and other relevant provisions of the Texas Business Corporation Act and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     11.08     Definitions.   For purposes of this Article:

     (a)  The term "expenses" includes court costs and attorneys' fees;

     (b) The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

     (c) The term "Director" means any person who is or was a Director of the Corporation and any person who, while a Director of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise;

     (d) The term "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law, and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article;

     (e) The term "official capacity" means, when used with respect to a Director, the office of Director in the Corporation and, when used with respect to a person other than a Director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but does not include service for any other corporation for profit subject to the provisions of the Texas Business Corporation Act or corporation for profit organized under laws other than the laws of Texas or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and

     (f) The Corporation is deemed to have requested a Director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or bene-ficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted to be taken by a Director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     11.09 Severability. The provisions of this Article are intended to comply with Articles 2.02A(16) and 2.02-1 of the Texas Business Corporation Act. To the extent that any provision of this Article authorizes or requires indemnification or the advancement of expenses contrary to such statutes or the Restated Articles of Incorporation, the Corporation's power to indemnify or advance expenses under such provision shall be limited to that permitted by such statutes and the Restated Articles of Incorporation and any limitation required by such statutes or the Restated Articles of Incorporation shall not affect the validity of any other provision of this Article. (as amended 9-10-86)


                         ARTICLE XII.

     12.01 The Board of Directors shall have the power to alter, amend or repeal these bylaws and to adopt new bylaws.